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                                                                    EXHIBIT 10.1


                         NORTH FORK BANCORPORATION, INC.

                2004 OUTSIDE DIRECTORS STOCK IN LIEU OF FEES PLAN

      1. Purposes of the Plan. The purpose of this 2004 Outside Directors Stock In Lieu of Fees Plan is to provide a way for the Non-Employee Directors of North Fork Bancorporation, Inc. and its subsidiaries to increase their ownership of North Fork Common Stock and align their interests with the interests of North Fork's shareholders.

      2. Definitions. As used herein, the following definitions shall apply:

            (a)   "Board" means the Board of Directors of the Company.

            (b)   "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Committee" means the Compensation Committee of the Board or any successor to such committee.

            (d)   "Common Stock" means the common stock of the Company.

            (e) "Company" means North Fork Bancorporation, Inc., a Delaware corporation.

            (f) "Director" means a member of the Board or a member of the board of directors of any Subsidiary of the Company, or any honorary, advisory or emeritus director of the Company or any such Subsidiary.

            (g) Directors Fees" means any fees payable to a Non-Employee Director for his or her service as a Director of the Company or any of its Subsidiaries, including fees payable as a retainer for service on the Board of Directors or any committee of the board of directors of any such entity, fees payable for attendance at meetings of the board of directors or any committee of the board of directors of any such entity, and fees payable for service as an honorary, advisory or emeritus director of any such entity.

            (h) "Distribution Dates" means April 15 and October 15 of each year, or if such is not a trading day, the first trading day thereafter.

            (i) "Employee" means any person employed by the Company or any Subsidiary of the Company.

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Market Value," in reference to the Common Stock, means, as of any date, the average over the preceding ten (10) trading days of the closing price per share of the Common Stock as quoted on the New York Stock Exchange.

            (l) "Non-Employee Director" means a Director of the Company or any Subsidiary of the Company who is not an Employee.

            (m) "Plan" means this 2004 Outside Directors Stock In Lieu of Fees Plan.

            (n)   "Share" means a share of the Common Stock.

            (o) "Subsidiary" means a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.
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      3. Administration. The Plan will be administered by the Committee (the
"Plan Administrator"). Subject to the express provisions set forth elsewhere in this Plan, the Plan Administrator will (i) have responsibility for obtaining from Non-Employee Directors their elections or participation in the Plan pursuant to Section 6(a), (ii) oversee the distribution of Shares to Directors under the Plan and the maintenance of Plan books and accounts, (iii) distribute appropriate notices and materials regarding the Plan (including materials required under applicable securities and other laws) and make all appropriate filings with regulatory agencies, and (iv) interpret the Plan and otherwise have responsibility for the orderly operation of the Plan. Interpretations regarding the Plan by the Plan Administrator will be final and binding on all Directors subject to the Plan. The Plan Administrator may delegate to other parties, including officers of the Company, some or all of its duties under the Plan.

      4. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be distributed to Non-Employee Directors under the Plan in lieu of cash fees is 500 thousand Shares. Shares distributed under the Plan may be authorized but unissued shares of Common Stock, or shares of Common Stock held in the treasury.

      5. Eligibility. Only Non-Employee Directors may participate in the Plan. The Plan shall not confer upon any Non-Employee Director any right to continue as a member of the Board or a member of the board of directors of any Subsidiary of the Company or to be re-nominated to any such position, nor shall it interfere in any way with any rights which the Director, the Company or the Company's shareholders may have to terminate the Director's relationship with the Company or its Subsidiaries.

      6. Elections to Receive Stock In Lieu of Cash.

            (a) Election Procedure. On an annual basis, each Non-Employee Director will be given the opportunity to elect to receive some or all Directors Fees payable to the Non-Employee Director in the ensuing year in the form of Shares of Common Stock in lieu of cash. Non-Employee Directors electing to participate will submit a written election to the Company in a form determined by the Plan Administrator for specifying what portions of the Directors Fees payable in the ensuing 12-month period they wish to receive in the form of Common Stock in lieu of cash. Election forms must be recorded by the Company at least one (1) month prior to the beginning of the 12-month period to which the election relates. Once an election has been made and the 12-month period has begun, a Director may not modify or terminate his or her election.

            (b) Distribution of Shares; Calculation of Number of Shares Distributable. Shares will be distributed to Non-Employee Directors electing to participate in the Plan on the biannual Distribution Dates, regardless of the date or dates on which cash Directors Fees are distributed to Directors. On each Distribution Date, participating Non-Employee Directors will receive from the Company a number of Shares equal to the dollar amount of the cash payments of Directors Fees that the Director would have received in the preceding six (6) months but did not receive due to his or her participation in the Plan, divided by the Market Value of the Common Stock on the date of each such foregone cash payment (adjusted as provided in the ensuing sentence), with the total number of Shares distributable to be rounded downward to the nearest whole share. If, between the date of any such foregone cash payment and the Distribution Date, there shall have been a change in outstanding corporate shares in the nature of a stock dividend or stock split, the Market Value of the Common Stock on the date of the foregone cash payment shall be adjusted accordingly. Participants will receive cash in lieu of any resulting fractional share, based on the Market Value of the Common Stock on the Distribution Date. Distribution of shares may be made directly to participating Directors or into accounts maintained by or on behalf of such Directors under any other Company plans into which such shares may be directly deposited, with the consent of such Directors. Such shares will be registered in the name of the Director or, if deposited into an account under another Company plan, in the name of the administrator of such plan, or in the name of any custodian or nominee designated by either.
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            (c)   Insider Information. Elections by Non-Employee Directors to
                  participate in the Plan may be made only during periods when Directors would be permitted to trade in the Company's securities under the Company insider trading policy and are not in possession of material non-public information concerning the Company.

            (d) Share Shortfalls. In the event that there shall be no remaining Shares authorized for issuance under the Plan or the issuance of additional Shares is prohibited by applicable law, no further Shares will be issued under the Plan unless and until authorized shares may lawfully be issued under the Plan, and then each Non-Employee Director's outstanding election shall be reduced pro-rata, to avoid such issuance. No further elections shall be made or shall be valid until such time, if any, as additional Shares become available for issuance under the Plan.

      7. Term of Plan. The Plan shall become effective upon its adoption by the Board following recommendation by the Committee. It shall continue for a term of ten (10) years unless earlier terminated by the Board.

      8. Share Ownership. Until the issuance to a participating Director of Shares under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), such Director will have no right to vote or receive dividends or any other distributions or any other rights as a shareholder with respect to such Shares.

      9. Distribution of Cash. The amount of cash Directors Fees distributable to any Director who has elected to participate in the Plan but only with respect to a portion of his or her Directors Fees shall be distributed in accordance with the prevailing practices of the Company or the Subsidiary.

      10. Adjustments Upon Changes in Capitalization. The number of shares of Common Stock authorized for distribution under the Plan from time to time shall be adjusted to reflect any stock split, stock dividend, or similar change in the outstanding shares of Common Stock; provided that there shall be no such adjustment in the event of any issuance of shares of Common Stock by the Company for a consideration.

      11. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue the Plan.

      12. Conditions Upon Issuance of Shares. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed.